Exhibit 10.1





                            ASSET PURCHASE AGREEMENT

                                  by and among

                      PILGRIM AMERICA CAPITAL CORPORATION,

                           PILGRIM INVESTMENTS, INC.,

                            PILGRIM SECURITIES, INC.,

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT

                                       and

                          NICHOLAS-APPLEGATE SECURITIES






                             Dated January 28, 1999
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                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I THE SALE          ..................................................3

          1.1      Sale of Assets.............................................3
          1.2      No Liabilities Assumed.....................................4
          1.3      The Closing................................................5
          1.4      Purchase Price.............................................5
          1.5      Deferred Purchase Price....................................8
          1.6      Material Adverse Effect....................................9
          1.7      Allocation of Purchase Price..............................10
          1.8      Calculation of The Purchase Price.........................10



ARTICLE II


REPRESENTATIONS AND WARRANTIES OF PURCHASER, PILGRIM INVESTMENTS, INC.
AND PILGRIM SECURITIES, INC. ................................................11

          2.1      Organization and Authority................................11
          2.2      Authorization.............................................12
          2.3      Accuracy of Representations and Documents.................13
          2.4      Brokers and Finders.......................................13
          2.5      Litigation and Other Proceedings..........................13
          2.6      Certain Information Provided by Purchaser.................13
          2.7      Registration of PII under the Advisers Act................14
          2.8      Registration of PSI as a Broker-Dealer....................14
          2.9      Code of Ethics............................................14
          2.10    Disqualifications..........................................14
          2.11    Financial Statements.......................................15
          2.12    Absence of Changes.........................................16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER AND DISTRIBUTOR.........16

          3.1      Organization and Authority................................16
          3.2      Authorization.............................................16
          3.3      Title to Assets...........................................17
          3.4      Accuracy of Representations and Documents.................18
          3.5      Certain Information provided by Seller, Distributor and
                   the Trust.................................................18
          3.6      Brokers and Finders.......................................18
          3.7      Contracts.................................................18
          3.8      No Defaults under Contracts or Agreements.................19
          3.9      Additional Representations and Warranties relating to
                   Seller, Distributor and the Trust.........................20
          3.10    Absence of Certain Changes.................................26
          3.11    Insurance..................................................27

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          3.12    Trust Records; Copies of Documents.........................28

ARTICLE IV CONDUCT OF BUSINESS PRIOR TO THE CLOSING..........................28

          4.1      Conduct Prior to Closing..................................28
          4.2      Redemption of Institutional Assets of Nicholas-Applegate
                   Funds.....................................................30
          4.3      Consents and Approvals....................................31

ARTICLE V COMPLIANCE WITH FEDERAL SECURITIES LAWS............................32

          5.1      Cooperation in Obtaining Necessary Approvals to
                   Consummate Intentions of Parties..........................32
          5.2      Required Fund Actions.....................................35
          5.3      Section 15(f).............................................35

ARTICLE VI ADDITIONAL AGREEMENTS.............................................37

          6.1      Current Information.......................................37
          6.2      Access.  .................................................38
          6.3      Information...............................................39
          6.4      Qualification of the Nicholas-Applegate Funds.............39
          6.5      Press Releases, Etc.......................................40
          6.6      Administrative Fees and Other Expenses of the Nicholas-
                   Applegate Funds...........................................40
          6.7      Rule 12b-1 Fees...........................................41
          6.8      Performance Records of Sub-Advised Series.................43
          6.9      Resale Penalty............................................44
          6.10     Employees.................................................44
          6.11     Road Shows................................................44
          6.12     Transferred Series........................................45


ARTICLE VII CONDITIONS ......................................................45

          7.1      Conditions to Each Party's Obligations to Consummate......45
          7.2      Conditions to Obligation of Purchaser to Consummate.......46
          7.3      Conditions to Obligation of Seller and Distributor to
                   Consummate................................................49

ARTICLE VIII INDEMNIFICATION.................................................51

          8.1      Indemnification...........................................51
          8.2      Claims Procedures.........................................53
          8.3      Indemnification Limits....................................56


ARTICLE IX TERMINATION ......................................................56

          9.1      Termination...............................................56
          9.2      Effect of Termination and Abandonment.....................57

ARTICLE X GENERAL PROVISIONS.................................................57

          10.1    Notices.  .................................................57
          10.2    Counterparts...............................................58

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          10.3    Governing Law..............................................59
          10.4    Expenses. 59
          10.5    Waiver, Amendment..........................................59
          10.6    Entire Agreement; No Third-Party Beneficiaries.............60
          10.7    Assignment.................................................60
          10.8    Captions and Gender........................................60
          10.9    Consent to Jurisdiction....................................60
          10.10    Waiver of Jury Trial......................................60

ARTICLE XI
          11.1    Certain Defined Terms......................................60

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                         LIST OF EXHIBITS AND SCHEDULES


Schedule A                    -     Sub-Advised Series
Schedule B                    -     Transferred Series
Schedule C                    -     Stand-Alone Series
Schedule 1.4                  -     Example of Purchase Price
Schedule 3.7                  -     Contracts
Schedule 3.9(l)               -     Affiliated Brokerage Transactions
Schedule 3.9(m)               -     Code of Ethics
Schedule 3.11                       Insurance
Schedule 6.6(c)               -     Expense Limits
Schedule 6.7                  -     12b-1 Fees
Schedule 6.10                 -     Non-Competition



Exhibit 5.1(a)(i)             -     Form of New Advisory Agreement
Exhibit 5.1(a)(ii)            -     Form of Sub-Advisory Agreement
Exhibit 5.1(a)(v)             -     Form of Expense Limitation Agreement
Exhibit 5.2(a)                -     Form of Interim Distribution Agreement
Exhibit 5.2(b)                      Form of New Distribution Agreement
Exhibit 7.2(c)                -     Form of Opinion of Counsel to Seller and
                                    Distributor
Exhibit 7.2(d)                -     Form of Opinion of Counsel to Trust and
                                    Nicholas-Applegate Funds
Exhibit 7.3(d)                -     Form of Opinion of Counsel to Purchaser,
                                    PII and PSI

                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT, made this __ day of January, 1999, by and among Pilgrim America Capital Corporation, a Delaware corporation ("Purchaser" or "PACC"), Pilgrim Investments, Inc., a Delaware corporation ("PII"), Pilgrim Securities, Inc., a Delaware corporation ("PSI"), Nicholas-Applegate Capital Management, a California limited partnership ("Seller" or "NACM") and Nicholas-Applegate Securities, a California limited partnership (the "Distributor").

                                    RECITALS:

         WHEREAS,  Nicholas-Applegate Small Cap Growth Fund,  Nicholas-Applegate
Mid-Cap Growth Fund, Nicholas-Applegate Emerging Countries Fund, Nicholas-Applegate Worldwide Growth Fund, Nicholas-Applegate International Small Cap Growth Fund, Nicholas-Applegate International Core Growth Fund, Nicholas-Applegate High Yield Fund, Nicholas-Applegate Large Cap Growth Fund, Nicholas-Applegate Convertible Fund, Nicholas-Applegate High Quality Bond Fund, and Nicholas-Applegate Balanced Growth Fund (each a "Series" and collectively, the "Nicholas-Applegate Funds") are series of the Nicholas-Applegate Mutual Funds, a business trust organized under the laws of Delaware and registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end management investment company (the "Trust"); and

         WHEREAS, Seller serves as an investment adviser to the Nicholas-Applegate Funds pursuant to an investment advisory agreement dated September 7, 1997, as amended from time to time, between Seller and the Trust on behalf of each Series (the "Advisory Agreement"); and

         WHEREAS, Distributor serves as principal underwriter to the Nicholas-Applegate Funds pursuant to a distribution agreement between Distributor and the Trust, on behalf of each Series, dated April 19, 1993, as amended from time to time (the "Distribution Agreement"); and

         WHEREAS, PII, an indirect subsidiary of Purchaser, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and serves as investment adviser to certain investment companies registered under the Investment Company Act; and

         WHEREAS, PSI, an indirect subsidiary of Purchaser, is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and serves as distributor to certain investment companies registered under the Investment Company Act; and

         WHEREAS, Seller desires, in accordance with the terms and conditions of this Agreement, to sell certain assets as hereinafter set forth and Purchaser desires, in accordance with the terms and conditions of this Agreement, to purchase such assets; and

         WHEREAS, Purchaser and Seller desire that PII act as investment adviser to the Nicholas-Applegate Funds; and

         WHEREAS, Purchaser and Seller desire that Seller act as sub-adviser to certain of the Series of the Nicholas-Applegate Funds as set forth on Schedule A hereto (the "Sub-Advised Series"); and

         WHEREAS, Purchaser and Seller desire that the Nicholas-Applegate High Yield Fund, as set forth on Schedule B (the "Transferred Series"), transfer all of its assets (held immediately before the transfer) and liabilities to another investment company or series thereof for which PII serves as investment adviser solely in exchange for voting stock of such acquiring company or a series (the "Transfer"); and

         WHEREAS, Purchaser and Seller desire that all Series other than the Transferred Series and Sub-Advised Series as set forth on Schedule C will receive all their investment advisory services from PII (the "Stand-Alone Series"); and

         WHEREAS, Seller and Distributor intend that the Advisory Agreement and Distribution Agreement will be terminated on or about the Closing Date (as that term is defined herein) of this Agreement, and Purchaser and Seller intend that on or about the Closing Date (as that term is defined herein) of this Agreement, PII will, subject to approval by the Trustees of the Trust and the shareholders of each Series, enter into a new advisory agreement relating to each Series and that PSI will, subject to approval by the Board of Trustees of the Trust, enter into a new distribution agreement relating to each Series; and

         WHEREAS, Purchaser and Seller intend that on or about the Closing Date (as defined herein) of this Agreement, Seller will, subject to approval by the Trustees of the Trust and the shareholders of each of the Sub-Advised Series, enter into a sub-advisory agreement with PII relating to each of the Sub-Advised Series;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and intending to be legally bound, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I
                                    THE SALE

         1.1 Sale of Assets. Subject to the terms and conditions set forth in this Agreement, at the closing of the transaction contemplated by this Agreement (the "Closing"), Seller agrees to sell and deliver to Purchaser all of the right, title and interest in and to that portion of its business relating to the management by Seller of the Retail Assets of the Nicholas-Applegate Funds, which shall include, but shall not be limited to:

         (a) duly certified copies of all books and records relating to the investment advisory services provided by Seller to the Trust that are in Seller's possession (including, but not limited to, all sales literature, promotional literature, catalogs and similar materials, investment advisory materials and prospectuses, annual reports and any other information base pertaining to the Nicholas-Applegate Funds); and

         (b) duly certified copies of all books and records relating to the distribution services provided by Distributor to the Nicholas-Applegate Funds with respect to the Retail Assets that are in Seller's possession as the same may exist on the Closing Date (as defined herein) (collectively the items referred to in this Section 1.1, the "Assets"). Such sale and transfer shall be made to Purchaser free and clear of any liens, charges, liabilities, obligations, claims, licenses, security interests, encumbrances, restrictions and rights of others of any kind ("Encumbrances") in existence or arising in connection with events occurring prior to the Closing Date, provided that Purchaser shall have the right to assign any part or all of such Assets to PII, PSI or any direct or indirect subsidiary of Purchaser.

         1.2 No Liabilities Assumed. Seller represents, warrants and covenants with and to Purchaser, PSI, and PII that Purchaser, PSI, and PII shall not assume any debts, obligations or liabilities, direct or indirect, contingent or otherwise, known or unknown, of any nature whatsoever of Seller or in connection with any of the Assets or the business of Seller or the management and distribution of the Nicholas-Applegate Funds which exist or may arise as a result of events occurring or circumstances in existence prior to the Closing, except as otherwise provided in Section 6.7, Section 7.3(g), Article VIII and
Section 10.4. Without limiting the generality of the foregoing, Purchaser, PSI and PII shall not be responsible for any business, occupation, withholding, income or similar tax, or any other taxes of any kind, of Seller. Purchaser, PSI and PII represent, warrant and covenant with and to Seller and Distributor that Seller and Distributor shall not assume any debts, obligations or liabilities, direct or indirect, contingent or otherwise, known or unknown, of any nature whatsoever relating to or in connection with the Transfer; except as otherwise provided in Section 5.1(c). Seller represents, warrants and covenants with and to Purchaser, PSI and PII that Purchaser, PSI and PII shall not assume any debts, obligations or liabilities, direct or indirect, contingent or otherwise, known or unknown, of any nature whatsoever in connection with the class of shares designated as

"Institutional Shares" or with the transactions contemplated by Section 4.2 of this Agreement.

         1.3      The Closing.

         (a) Subject to and upon the terms and conditions of this Agreement, at the Closing (i) Seller shall sell and deliver the Assets to Purchaser, including such bills of sale, endorsements, assignments, documents of title, and other instruments of transfer and conveyance necessary to transfer the Assets to Purchaser, free and clear of all Encumbrances and sufficient to vest in Purchaser all right, title and interest of Seller in the Assets; (ii) Purchaser shall deliver to Seller the Purchase Price, as set forth in Section 1.8, and
(iii) the documents to be executed and delivered pursuant to Article VII hereof shall be so executed and delivered.

         (b) The Closing shall take place at the offices of Dechert Price & Rhoads, 1775 Eye Street, NW, Washington, DC at 10:00 a.m., Eastern time, on April 30, 1999, or as soon as practicable thereafter on such other date and time as Purchaser and Seller may agree (the "Closing Date"). The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver of the other conditions set forth in
Article VII hereof.

         1.4      Purchase Price.

         (a) Subject to the terms and conditions of this Agreement, as payment for the Assets, Purchaser hereby agrees to pay to Seller a purchase price (the "Purchase Price"), which shall be calculated as follows:

                  (i) for the Sub-Advised Series, 200% of the Net Annual Management Fee (as described below) of each Sub-Advised Series as of the date of this Agreement (the "Measurement Date"); plus

                  (ii) for each Transferred Series, 400% of the Gross Annual Management Fee (as described below) of each Transferred Series as of the Measurement Date; plus

                  (iii) for each Stand Alone Series, 400% of the Net Annual Management Fee of each Stand Alone Series as of the Measurement Date; less

                  (iv) $240,000.

         The "Gross Annual Management Fee" is equal to the product of (1) the net assets of the pertinent Series as of the close of business on the applicable date, and (2) the effective annual advisory fee rate payable to Seller by the Series under the Advisory Agreement. The "Net Annual Management Fee" is equal to the product of (1) the net assets of the pertinent Series as of the close of business on the applicable date, and (2) the effective annual advisory fee payable to Seller by the Series under the Advisory Agreement, less the annualized expense reimbursements and fee waivers accruing to the Retail Assets of the related Series for the three months ending December 31, 1998, calculated in the manner illustrated on Schedule 1.4.

         (b) For the following transactions involving Series' shares, the Purchase Price will be adjusted as follows:

                  (i) for redemptions of shares, exchanges out of a Series and dividends and distributions made to shareholders whether reinvested in shares of the Series or not, after the Measurement Date through the Closing Date, which shares existed at the Measurement Date ("Redeemed Shares"), the Purchase Price will be reduced by the portion of the Purchase Price as calculated under Section 1.4(a)(i), (ii), or (iii) allocable to such Redeemed Shares;

                  (ii) for purchases of shares, exchanges into a Series from another Series and reinvested dividends, after the Measurement Date through the Closing Date, which shares remain outstanding at Closing Date ("Purchased Shares"), the Purchase Price will be increased by the value attributable to such shares calculated in accordance with Section 1.4(a)(i), (ii), or (iii) above, as applicable, except that the net asset value of the Purchased Shares shall be based on the actual net asset value paid for such shares (without regard to any sales load thereon) on that date such shares were issued ("Purchase Date"). For purposes of this Section 1.4(b)(ii) annualized expense reimbursements and fee waivers calculated pursuant to Section 1.4(a) shall be applied pro rata to the net assets of the Purchased Shares for the Sub-Advised Series.

         (c) For all shares that were outstanding at the Measurement Date and remain outstanding at the Closing Date ("Continuing Shares") and for Purchased Shares that remain outstanding at the Closing Date, the Purchase Price will be further increased or decreased as follows:

                  (i) A hypothetical purchase price attributable to the Continuing Shares shall be determined as provided in Section 1.4(a)(i), (ii),
(iii), and (iv) above, and a hypothetical adjustment to the purchase price for the Purchased Shares shall be determined as provided in Section 1.4(b)(ii), above, based on the net asset values of such Continuing and Purchased Shares as of the dates and times provided in those subsections.

                  (ii) A hypothetical purchase price attributable to the Continuing Shares shall be determined as provided in Section 1.4(a)(i), (ii),
(iii), and (iv) above, and a
hypothetical adjustment for the Purchased Shares shall be determined as provided in Section 1.4(b)(ii), above, except that such price shall be based on the net asset values of such Continuing and Purchased Shares as of the close of business on the Closing Date.

                  (iii) The Purchase Price will be increased or decreased by 50% of the amount that the total value calculated in Section 1.4(c)(ii) exceeds or is less than, respectively, the total value calculated in Section 1.4(c)(i).

         (d) All calculations of the net asset value of a Series or Redeemed Shares, Purchased Shares, and Continuing Shares shall be based on the shares outstanding in the classes of each Series designated as classes "A," "B," "C," and "Advisory Shares" (or "Q") (collectively, "Retail Assets"), and shall not take into account any shares outstanding in the class designated as "Institutional Shares" (or "I"). An example of the calculation of the Purchase Price based upon several assumptions as stated therein is in Schedule 1.4.

         (e) The Purchase Price shall be paid in full on the Closing Date by wire transfer of immediately available federal funds to an account or accounts designated by Seller.

         1.5      Deferred Purchase Price.

         With respect to each Sub-Advised Series for so long as a Sub-Advisory Agreement (as defined herein) with Seller is in effect, Purchaser shall also pay to Seller a deferred purchase price ("Deferred Purchase Price") in the event that:

         (a) the Sub-Advisory Agreement is terminated (which shall not include an assignment of a Sub-Advisory Agreement that does not terminate such agreement pursuant to Rule 2a-6 under the Investment Company Act) for any reason, so that neither Seller nor an Affiliate of Seller serves as sub-adviser to a Sub-Advised Series, or

         (b) upon the organization or the entering into of an investment advisory agreement by Purchaser or an Affiliate respecting a registered investment company or series thereof with investment objective(s), policies, restrictions, and strategies that are substantially the same as those of a Sub-Advised Series and that is intended to be offered in the retail market.

         The Deferred Purchase Price shall equal 400% of the product of (A) the effective annual sub-advisory fee rate payable to Seller by PII based upon the net assets existing at the close of business on the business day immediately prior to the Effective Date, as adjusted to take into account any waiver of its fees by Seller or absorption of the Series' operating expenses by Seller as of the Effective Date (which shall be based on the annualized expense reimbursements and fee waivers accruing to the Series for the three complete calendar months prior to the Effective Date); and (B) the net asset value of the Sub-Advised Series as of the close of the business day immediately prior to the Effective Date. The Effective Date shall, in the case of (a) above, be the earlier of the effective date of the termination of the Sub-Advisory Agreement or 60 days after notice of termination of the Sub-Advisory Agreement is received by any party to that Agreement, and, in the case of (b) above, be the date that the newly organized investment company or series thereof commences operations or the date the Purchaser or its Affiliate begins serving under the investment advisory agreement referred to therein. The Deferred Purchase Price shall be paid to Seller in immediately available funds no later than 45 days after the Effective Date.

         1.6 Material Adverse Effect. When used in this Agreement the term "Material Adverse Effect" (i) with respect to Seller, Distributor or the Trust (a "Seller Material Adverse Effect") shall mean (A) a material adverse effect (whether taken individually or in the aggregate with all other such effects) other than as provided in (C) below, on the financial condition, business or results of operations as they relate to the Retail Assets, of (i) Seller and Distributor, taken as a whole or (ii) the Nicholas-Applegate Funds; (B) any event, circumstance or condition affecting any such entity which would prevent or materially delay the consummation of the transactions contemplated by this Agreement;

or (C) an adjustment in the Preliminary Purchase Price as calculated pursuant to
Section 1.4(b) and 1.4(c) that would result in a reduction that is greater than twenty-five percent (25%) of the Purchase Price calculated pursuant to Section 1.4(a) as of the Measurement Date; and (ii) with respect to Purchaser (a "Purchaser Material Adverse Effect") shall mean any event, circumstance or condition affecting Purchaser which (A) would prevent or materially delay the consummation of the transactions contemplated by this Agreement; (B) an event that would materially affect the ability to pay the Purchase Price and Deferred Purchase Price; or (C) a material adverse effect (whether taken individually or in the aggregate with all other such effects) on the financial condition, business, or results of operations of (i) Purchaser, or (ii) PII and PSI, taken as a whole.

         1.7 Allocation of Purchase Price. The parties shall cooperate in determining the allocation of the Purchase Price for all purposes (including tax and financial accounting) amongst the Assets prior to Closing. The Purchaser will cooperate (at no additional out of pocket expense to Purchaser) with Seller to structure the Deferred Purchase Price in a manner that will cause it to be characterized as capital gain rather than ordinary income for federal income tax and financial accounting purposes to the extent permissible.

         1.8 Calculation of the Purchase Price.

                  (a) At least two business  days prior to the  Closing,  Seller shall deliver to Purchaser a reasonably detailed calculation of the Preliminary Purchase Price (as defined below) based on the Retail Assets in the Nicholas-Applegate Funds as of the close of business on a business day not more than seven business days prior to the Closing (the "Preliminary Purchase Price"). At the Closing, Purchaser shall pay such amount to Seller in accordance with Section 1.4(e). Within five business days following the Closing, Seller shall deliver to Purchaser a reasonably detailed calculation of the actual Purchase Price based on the Retail Assets in the Nicholas-Applegate Funds as of the close of business on the business day immediately prior to the Closing Date. Unless Purchaser objects to the calculation of such actual Purchase Price in accordance with Section 1.8(b), Purchaser shall pay to Seller or Seller shall reimburse Purchaser, as appropriate, the difference (without interest) between the Preliminary Purchase Price paid at Closing and the actual Purchase Price so calculated. Any such payment or reimbursement shall be paid by wire transfer of immediately available funds within three business days of the delivery of the calculation of the actual Purchase Price by Seller to Purchaser.

                  (b) In the event that Purchaser disagrees with the calculation of the actual Purchase Price provided in accordance with Section 1.8(a) it shall so notify Seller in writing within two business days of the receipt of such calculation from Seller. Following such notification the parties shall work together in good faith to come to an agreement on the calculation of the actual Purchase Price over the next ten business days. To the extent that the parties cannot reach an agreement on the actual Purchase Price within such time period, the parties agree to use their collective best efforts to retain PricewaterhouseCoopers LLP for the purpose of conducting an independent third party review of the actual Purchase Price determination. All costs related to retention of PricewaterhouseCoopers LLP shall be borne equally by Purchaser and Seller.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER,
             PILGRIM SECURITIES, INC., AND PILGRIM INVESTMENTS, INC.

         Purchaser, PSI and PII represent and warrant to Seller and Distributor as follows:

         2.1 Organization and Authority.

         Each of Purchaser, PII and PSI are duly organized and in good standing in the jurisdiction of its incorporation, and have (i) full corporate power, right and authority to enter into and carry out each of its obligations under this Agreement, to own each of its properties and assets, and to carry on each of its business as it is now being and is proposed to be conducted; and (ii) all necessary governmental authorizations to own or lease each of its properties and assets and to conduct each of its business.

         2.2 Authorization.

         (a) This Agreement and each document, agreement and instrument to be executed by it pursuant to or as contemplated by this Agreement, has been duly authorized, executed and delivered by Purchaser, PII and PSI, and no further proceedings on the part of Purchaser, PII or PSI are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement and each document, agreement and instrument to be executed by Purchaser, PII and PSI (as the case may be) is the legal valid and binding obligation of Purchaser, PSI and PII (as the case may be), enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor's rights generally and to general equity principles.

         (b) Neither the execution, delivery and performance of this Agreement and each document, agreement and instrument to be executed by Purchaser, PII or PSI (as the case may be) pursuant to or as contemplated by this Agreement nor the consummation by Purchaser, PSI or PII of the transactions contemplated hereby and thereby, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or the creation of any Encumbrance upon any of the properties or assets of Purchaser, PII or PSI under any of the terms, conditions or provisions of (x) the organizational documents or Bylaws of Purchaser, PII or PSI or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser, PII or PSI may be bound, or to which Purchaser, PII or PSI or the properties or assets of Purchaser, PII or PSI may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, PSI or PII or to any of the properties or assets of Purchaser, PSI or PII.

         (c) Except as provided in Article V, no material notice to, filing with, authorization of, exemption by, or consent or approval of, any regulatory authority is necessary for the consummation by Purchaser, PII or PSI of the transactions contemplated by this Agreement.

         2.3 Accuracy of Representations and Documents. No representation, warranty or certification made by Purchaser, PII or PSI or any officer thereof in this Agreement, schedules (if any) or any certificate provided for under this Agreement is false or misleading in any material respect or contains any material misstatement of fact.

         2.4 Brokers and Finders. None of Purchaser, PII or PSI nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted, directly or indirectly, for Purchaser, PII or PSI (or any of its officers, directors or employees), in connection with this Agreement or the transactions contemplated hereby.

         2.5 Litigation and Other Proceedings. There is no litigation or legal (or other) action, suit, proceeding, investigation or audit, pending, or to the best knowledge of Purchaser, PII and PSI, threatened at law or in equity, or before any federal, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality, domestic or foreign, or before any arbitrator, by or against Purchaser, PII or PSI or any of their respective officers of directors relating to their activities, or any event which would (i) have a Purchaser Material Adverse Effect or (ii) prevent or prohibit PII or PSI from acting as investment adviser or as principal underwriter, respectively, to the Nicholas-Applegate Funds. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting Purchaser, PII or PSI.

         2.6 Certain Information Provided by Purchaser. The information supplied by Purchaser, PII or PSI that is included in the materials provided to the Trust in connection with any filings required under the federal securities laws to obtain the approvals described in Article V hereof, is complete in all material respects and does not at the time provided contain (at the time it is distributed, filed or provided, as the case may be) any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, and will not omit to state any material fact necessary in order to make the statements therein not false or misleading or (with respect to information supplied by Purchaser, PII or PSI and included in proxy statements) necessary to correct any statement or any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

         2.7 Registration of PII under the Advisers Act. On the Closing Date, PII will be duly registered under the Advisers Act as an investment adviser with the SEC and will be in compliance in all material respects with the Advisers Act and the rules and regulations thereunder.

         2.8 Registration of PSI as a Broker-Dealer. On the Closing Date, PSI will be duly registered under the Exchange Act as a broker-dealer with the SEC and will be in compliance in all material respects with the Exchange Act and the rules and regulations thereunder, including, but not limited to, the net capital requirements thereof. On the Closing Date, PSI will be a member in good standing of the NASD and will be in compliance in all material respects with all applicable rules and regulations of the NASD, including, without limitation, the Conduct Rules. PSI is registered as a broker-dealer in each state in which it is required to be registered in connection with the offering of shares of the Nicholas-Applegate Funds and, to the knowledge of PSI, is in compliance in all material respects with all applicable state securities laws.

         2.9 Code of Ethics. PII has adopted a formal code of ethics and a written policy regarding personal trading. Such code and policy comply in all materials respects with Section 17(j) of the Investment Company Act, Rule 17j-1 thereunder and Section 204A of the Advisers Act, respectively. To the knowledge of PII, there has been no violation of its code of ethics and personal trading policy which would constitute a fraud upon the investment companies managed by PII.

         2.10 Disqualifications. To the knowledge of PII and PSI, no person "associated" (as defined under the Advisers Act) with PII or PSI has for a period of five years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, and no "affiliated person" (as defined under the Investment Company Act) of PII or PSI has during a period of five years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for disqualification as an investment adviser for any investment company pursuant to Section 9(a) of the Investment Company Act; and to PII's knowledge, there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

         2.11 Financial Statements. The Purchaser has made or will make available to the Seller copies of (a) the consolidated balance sheets of the Purchaser and its subsidiaries as of September 30, 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended September 30, 1998, all as reported in the Purchaser's Annual Reports on Form 10-K for September 30, 1998 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG LLP, independent auditors for the Purchaser, and (b) the unaudited consolidated balance sheets of the Purchaser and its subsidiaries as of December 31, 1998, all as reported in Purchaser's Quarterly Report on Form 10-Q filed with the SEC under the Exchange Act. The financial statements fairly present the consolidated financial position and results of consolidated operations and cash flows and changes in stockholders' equity of the Purchaser and its subsidiaries for the respective fiscal periods or as of the respective dates set forth therein, and each of such statements (including the related notes, when applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments).

         2.12 Absence of Changes. Since September 30, 1998, no event or development has occurred that has had or could reasonably be expected to have any Purchaser Material Adverse Effect.

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SELLER AND DISTRIBUTOR

         Seller and Distributor represent and warrant to Purchaser, PII and PSI as follows:

         3.1      Organization and Authority.

         Each of Seller and Distributor is duly organized as a limited partnership in good standing under the laws of its state of organization, and has (i) full power, right and authority to enter into and carry out its obligations under this Agreement, to own its properties and assets and to conduct its business; and (ii) all necessary governmental authorizations to own or lease its properties and assets. Neither Seller nor Distributor is required to qualify to do business in any state or foreign jurisdiction where not already so qualified and where failure to qualify would constitute a Seller Material Adverse Effect.

         3.2      Authorization.

         (a) This Agreement and each document, agreement and instrument to be executed by Seller and Distributor pursuant to or as contemplated by this Agreement, has been duly authorized, executed and delivered by Seller and Distributor, and no further proceedings on the part of Seller or Distributor are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement and each document, agreement and instrument to be executed by Seller and Distributor (as the case may be) is the legal, valid and binding obligation of Seller or Distributor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and to general equity principles.

         (b) Neither the execution, delivery and performance of this Agreement and each document, agreement and instrument to be executed by Seller and
Distributor pursuant to or as contemplated by this Agreement nor the consummation by Seller and Distributor of the transactions contemplated hereby and thereby, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or the creation of any Encumbrance upon any of the properties or assets of Seller, Distributor or the Trust under any of the terms, conditions or provisions of (X) the organizational documents or Bylaws of Seller, Distributor or the Trust, or (Y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller, Distributor or the Trust are a party or by which Seller, Distributor or the Trust may be bound, or to which Seller, Distributor or the Trust, or the properties or assets of Seller, Distributor or the Trust, may be subject; or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation of any governmental, regulatory or self-regulatory authority applicable to Seller, Distributor or the Trust or to any of the properties or assets of Seller, Distributor or the Trust.

         (c) Except as contemplated by Article V, no notice to, filing with, authorization of, exemption by, or consent or approval of, any regulatory authority or other person is necessary for the consummation by Seller, Distributor or the Trust of the transactions contemplated by this Agreement.

         (d) Except as contemplated by Article V hereof, no action of the partners of the Seller or the shareholders of the Trust is required in connection with the transactions contemplated by this Agreement.

         3.3 Title to Assets. Seller or its Affiliates own, and on the Closing Date Purchaser will acquire, good and marketable title to the Assets, free and clear of all Encumbrances.

         3.4 Accuracy of Representations and Documents. No representation, warranty or certification made by Seller, Distributor or any officer thereof in this Agreement, the Schedules hereto, or any certificate provided for under this Agreement is false or misleading or contains any material misstatement of fact.

         3.5 Certain Information provided by Seller, Distributor and the Trust. The information supplied by Seller, Distributor and the Trust that is included in (i) the materials provided to the Board of Trustees of the Trust in connection with the approvals described in Article V hereof, and (ii) the proxy solicitation materials to be distributed to the shareholders of the Nicholas-Applegate Funds in connection with the approvals described in Article V hereof, is complete in all material aspects and does not contain (at the time it is distributed, filed or provided as the case may be) any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, and will not omit to state any material fact necessary in order to make the statements therein not false or misleading or (with respect to information provided by Seller, Distributor, or the Trust included in proxy statements) necessary to correct any statement or any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

         3.6 Brokers and Finders. Seller will pay any financial advisory fees, brokerage fees, commissions or finder's fees incurred with respect to the use of any broker or finder which has acted, directly or indirectly, for Seller (or any of Seller's officers, directors or employees), in connection with this Agreement or the transactions contemplated hereby.

         3.7 Contracts. Except as set forth on Schedule 3.7, or as set forth in any other schedule hereto, none of the Trust or Series is a party or subject to:

         (a) any contract or agreement not fully performed for the purchase for its own account or sale of any asset, property, commodity, material, services or equipment, including without limitation fixed assets, but excluding portfolio securities acquired in the ordinary course of business consistent with past practice or which was not entered into in the ordinary course of business consistent with past practice;

         (b) any contract containing covenants limiting the freedom of the Trust or the Nicholas-Applegate Funds to compete either in any line of business or with any person or entity;

         (c)  any license agreement (as licensor or licensee);

         (d) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money;

         (e) any contract or agreement not referred to in another clause of this
Section 3.7 (all of which are listed on Schedule 3.7) which by its terms does not terminate and is not terminable without penalty by the Trust upon notice of 60 days or less;

         (f) any contract or agreement relating to the provision of investment advisory, subadvisory, administrative, distribution, brokerage, transfer agency or custody services;

         (g)  any employment, consulting, retirement or severance agreement; or

         (h) any other contract, agreement, arrangement or understanding, whether written or oral, that was not entered into in the ordinary course of business consistent with past practice.

         3.8      No Defaults under Contracts or Agreements.

         (a) None of the Series is in default in any material respect under any lease, contract, mortgage, promissory note, deed of trust, loan, guaranty or other commitment or arrangement to which the Series is a party or by which it is bound, and to the knowledge of Seller, no event has occurred or condition exists that with notice or the passage of time would constitute such a default.

         (b) Seller is not in default under any material contract or other agreement relating to or affecting its management of the Retail Assets of the Nicholas-Applegate Funds nor, to the knowledge of Seller, does any condition exist which with notice or lapse of time or both would constitute such a default, and each such contract or other agreement is in full force and effect.

         3.9 Additional Representations and Warranties relating to Seller, Distributor and the Trust.

         (a) Since inception, the Trust (and any predecessor investment company from which assets were transferred to the Trust) has been a duly registered investment company in compliance in all material respects with the Investment Company Act and the rules and regulations promulgated thereunder, and duly registered or licensed and in good standing under the laws of each jurisdiction in which failure to be so registered or licensed would have a material adverse effect on the Trust. The Trust (and any predecessor investment company from which assets were transferred to the Trust) is or was (as applicable), and has been since inception, in material compliance with all applicable federal and state laws, rules, regulations and orders. Since their initial offering, shares of each of the Series have been duly qualified for sale under the securities laws of each jurisdiction in which they have been sold or offered for sale at such time or times during which such qualification was required. The offering and sale of shares of each of the Series have been registered under the Securities Act of 1933, as amended (the "Securities Act"), during such period or periods for which such registration was required, the related registration statement has become effective under the Securities Act, no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been instituted or, to the best knowledge of the Seller, are contemplated. Such registration statement under the Investment Company Act and/or the Securities Act has, at all times when such registration statement was effective, complied in all material respects with the requirements of the Investment Company Act and the Securities Act then in effect and neither such registration statement nor any amendments thereto contained at the time such registration statement became effective and during which time that the registration statement was in use, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Copies of the current registration statement of the Trust under the Investment Company Act and/or the Securities Act have been made available to Purchaser. All shares of each of the Series were sold pursuant to an effective registration statement and have been duly authorized and are validly issued, fully-paid and non-assessable. The Distributor has sold the shares of the Series in accordance with applicable federal securities laws and any sales literature or advertisements utilized by Distributor to promote each of the Series have been prepared in material compliance with federal securities laws; and no such sales literature or advertisements have contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Trust's (and any predecessor investment company from which assets were transferred to the Trust) investments made since inception have been made in accordance in all material respects with its investment objectives, policies and restrictions set forth in the registration statement in effect at the time the investments were made and have been held in accordance in all material respects with its respective investment objectives, policies and restrictions, to the extent applicable and in effect at the time such investments were held.

         (b) Correct and complete copies of all of the current investment advisory agreements and distribution or underwriting contracts, plans adopted pursuant to Rule 12b-1 under the Investment Company Act or arrangements for the payment of service fees (as such term is defined in Rule 2830 of the NASD Conduct Rules), and all administrative services and other services agreements, if any (collectively, the "Mutual Fund Agreements"), pertaining to the Trust and in effect on the date of this Agreement (i) have been made available to Purchaser prior to the date hereof and (ii) are in full force and effect. As to the Trust (and any predecessor investment company from which assets were transferred to the Trust), there has been in full force and effect an investment advisory, sub-advisory, distribution or underwriting agreement (as applicable) at all times since the inception of the Trust (and any predecessor investment company from which assets were transferred to the Trust), and each Mutual Fund Agreement pursuant to which Seller has received compensation respecting its activities in connection with the Trust was duly approved in accordance with the applicable provisions of the Investment Company Act.

         (c) There are no special restrictions, consent judgments or Securities and Exchange Commission ("SEC") or judicial orders on or with regard to the Trust currently in effect.

         (d) Each of the Series has qualified and elected to be treated as a regulated investment company under Subchapter M of the Code and has so qualified and elected in each year since such Series was treated as a corporation for federal income tax purposes, including until the Closing occurs. No Series has received assets from an entity treated as a corporation (other than a corporation treated as a regulated investment company) for federal or state income tax purposes in a transaction in which no gain or loss was recognized by the corporation. Neither Seller, nor to the knowledge of Seller, any Series, has received any notice of communication affecting the federal or state income tax status of any Series or any predecessor investment company from which assets were transferred to a Series.

         (e) The Trust (and any predecessor investment company from which assets were transferred to the Trust), as pertains to each Series, has paid or caused to be paid all federal, state, local, foreign and other taxes, government fees or the like, including, but not limited to, income taxes, excise taxes, estimated taxes, alternative minimum taxes, franchise taxes, capital stock taxes, sales taxes, use taxes, ad valorem or value added taxes, employment and payroll-related taxes, withholding taxes, and transfer taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by them (collectively, "Taxes" and, each individually, a "Tax"), required to be paid by the Trust or such Series, whether disputed or not. The Trust, as pertains to each Series, has, in accordance with applicable law, timely filed all federal, state, local and foreign tax returns (including information returns) required to be filed by them, and all such returns correctly and accurately set forth in all material respects the amount of any Taxes or reportable income, as the case may be, relating to the applicable period. For each taxable period of the Trust in the last five fiscal years, the Trust has made available to Purchaser correct and complete copies of all the Trust's federal, state, local and foreign income tax returns (including information returns), examination reports and statements of deficiencies assessed against or agreed to by the Trust.

         (f) Neither the Internal Revenue Service nor any other governmental authority responsible for the imposition or collection of any Tax (a "Taxing Authority") is now asserting or, to the knowledge of the Seller, threatening to assert against the Trust any deficiency or claim for additional Taxes. To the knowledge of Seller, no claim has ever been made by a Taxing Authority in a jurisdiction where the Trust does not file reports and returns that the Trust is or may be subject to taxation by, or may be liable to file information returns in, that jurisdiction. There are no security interests on any assets of the Trust that arose in connection with any failure to pay any Taxes. The Trust has never entered into a closing agreement pursuant to Section 7121 of the Code. There has not been any audit by any Taxing Authority of any tax period of the Trust, and to the knowledge of Seller, no such audit is in progress, and the Trust has not been notified by any Taxing Authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a tax return was or is to be filed by the Trust is in force, and no waiver or agreement by the Trust is in force for the extension of time for the assessment or payment of any Taxes.

         (g) Neither Seller, any person who is an "affiliated person" (as defined in the Investment Company Act) or any other "interested person" (as defined in the Investment Company Act), receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the Trust, other than the bona fide ordinary compensation as principal underwriter for the Trust or as broker in connection with the purchase or sale of securities in compliance with Section 17(e) of the Investment Company Act, or (ii) from the Trust or its security holders for other than bona fide investment advisory or administrative services. Accurate and complete disclosure of all such compensation arrangements has been made in the registration statement of the Trust filed under the federal securities laws.

         (h) Seller has made available to Purchaser correct and complete copies of the audited financial statements, prepared in accordance with GAAP, of the Trust for the past five fiscal years, and unaudited financial statements, prepared in accordance with GAAP, of the Trust for the six-month period ending September 30, 1998 and the eight-month period ending November 30, 1998 (each hereinafter referred to as a "Mutual Fund Financial Statement"). Each of the Mutual Fund Financial Statements fairly presents the consolidated financial position and the results of operations and cash flows for the respective periods indicated or as of the respective dates set forth herein of the Trust, and each of such statements (including the related notes, when applicable) has been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments).

         (i) There is no litigation or legal (or other) action, suit, proceeding or investigation at law or in equity pending or, to the best knowledge of Seller and Distributor, threatened in any court or before or by any governmental agency or instrumentality, department, commission, board, bureau or agency, or before any arbitrator, by or against the Trust, or any of the Nicholas-Applegate Funds or, to Seller's and Distributor's knowledge, any officer or director thereof or Seller or Distributor relating to the activities of the Trust or any of the Nicholas-Applegate Funds, any disqualification of Seller under Section 9(a) of the Investment Company Act, or any event which would require Seller to give an affirmative response to any of the questions in Item 11 of Seller's Form ADV (or any similar or successor form) or require the Distributor to give an affirmative response to any of the questions under Item 7 of Distributor's Form

BD (or any similar or successor form). There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting the Seller, Distributor, Trust, any of the Nicholas-Applegate Funds or, to the knowledge of Seller and Distributor, any officer or director thereof relating to the activities of or affecting the Trust or any of the Nicholas-Applegate Funds.

         (j) The exhibit list in the current registration statement of the Trust includes all of the documents that would be required to be included thereon if such registration statement were being refiled.

         (k) Seller has furnished Purchaser or provided access to, with respect to each of the Nicholas-Applegate Funds, complete and correct copies of (i) Annual and Semi-Annual Reports and proxy statements of the Trust and Series pertaining to the last five years of the Trust and Series, each in the form delivered to the Trust and Series' shareholders, as well as any additional report or other material generally delivered to such shareholders since the delivery of such Annual Report or Semi-Annual Report, as the case may be; (ii) all Prospectuses, together with Statements of Additional Information of the Trust, filed with the SEC in the last five years and (iii) all Annual Reports of the Trust (on Form N-SAR) together with any and all exhibits annexed thereto from the last five years of the Trust; each in the form filed with the SEC (all of the foregoing documents referred to in (i), (ii) and (iii) being collectively referred to herein as the "Trust Statements"). The information contained in the Trust Statements does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make any material statement made therein, in light of the circumstances under which they were made, not misleading. The financial statements, including, without limitation, the Statement of Assets and Liabilities, the Statement of Operations and the Statement of Changes in Net Assets, and the notes thereto set forth in any such Annual or Semi-Annual Report fairly present the financial position of the Trust and the Series as at the dates of such statements and the results of its operations for the periods covered thereby in accordance with GAAP consistently applied (except as noted therein). Since the end of the period covered by the most recent Annual or Semi-Annual

Report, there has occurred no event or condition which would (i) require the Trust to file an additional amendment, registration statement, prospectus, prospectus supplement, report or other document with the SEC, which document has not been so filed with the SEC and delivered to Purchaser or (ii) require the Trust to conduct a meeting of its stockholders.

         (l) The Trust has adopted procedures relating to brokerage transactions on a securities exchange through an affiliated broker which meet the requirements of Rule 17e-1 under the Investment Company Act and, except as indicated in Schedule 3.9(l), the Trust has been in compliance with such procedures since its inception.

         (m) The Trust has adopted a Code of Ethics which meets the requirements of Rule 17j-1 under the Investment Company Act and, to the knowledge of Seller, except as indicated on Schedule 3.9(m), there has been no violation of such Code of Ethics which would constitute a fraud upon the Trust.

         (n) Where the Trust has issued and offered for sale multiple classes of shares of a Series, such classes have been issued and sold in compliance with Rule 18f-3 under the Investment Company Act and in conformity with the applicable requirements of Revenue Procedure 96-47.

         (o) The reorganization of the Nicholas-Applegate Funds from a master-feeder structure to a multi-class structure on July 24, 1998 (the "Reorganization") resulted in the recognition of no gain or loss for the Trust or any Series as set forth in the tax opinion dated July 24, 1998 from Paul,
Hastings, Janofsky & Walker LLP. The Reorganization was consummated in compliance with applicable federal securities law.

         (p) Since the date of the last effective registration statement of the Trust, there have been no changes made to any expense limitations or fee waivers pertaining to the Nicholas-Applegate Funds.

         3.10 Absence of Certain Changes. Since the dates of the most recent audited financial statements for the Trust, no event or development has occurred that has had or would reasonably be expected to have a Seller Material Adverse Effect on the Trust. Since the dates of the most recent audited financial statements referred to in Section 3.9 hereof, except as permitted by Section 4.2 herein, with respect to each of the Series, the Trust has not:

         (a)  declared,   set  aside,   made  or  paid  any  dividend  or  other
distribution in respect of its capital stock or other equity interests or otherwise purchased or redeemed, directly or indirectly, any shares of its capital stock or other equity interests, except in the ordinary course of its business consistent with past practice;

         (b) adopted, or amended in any material respect, any employment, collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of any Trustees of the Trust;

         (c)  amended  its   Certificate  of  Trust  or  By-laws  or  any  other
organizational documents;

         (d) changed in any significant respect its accounting practices, policies or principles, except as may be required under applicable law or generally accepted accounting principles;

         (e) operated its business in any manner other than in the ordinary course of business consistent with past practice;

         (f) changed the investment objective, policies or restrictions; or

         (g) taken any action or omitted to take any action that is reasonably likely to result in the occurrence of, or agreed or committed to do, any of the foregoing.

         3.11 Insurance. The Trust has in full force and effect such insurance as is required by the Investment Company Act, and has directors' and officers' and errors and omissions' insurance in amounts believed by Seller to be adequate and appropriate. The

Trust is not in material default under any such insurance policy and all claims made under such policies in the last ten years are listed on Schedule 3.11 hereto. True, correct and complete copies of all Trust insurance policies pertaining to the operation of the Trust have been made available to Purchaser and all premiums that are due and payable have been paid.

         3.12 Trust Records; Copies of Documents. The record books of the Trust accurately record all material corporate action taken by its respective shareholders and Board of Trustees and committees and, originals or true, correct and complete copies of such documents have been made available to Purchaser for review.

                                   ARTICLE IV
                    CONDUCT OF BUSINESS PRIOR TO THE CLOSING

         4.1 Conduct Prior to Closing. Each of Seller and Distributor hereby covenant and agree with Purchaser that, prior to the Closing, unless the prior written consent of Purchaser shall have been obtained (which consent shall not be unreasonably withheld or delayed) and except as otherwise provided in Section
4.2 of this Agreement and as expressly contemplated in this Agreement, each of Seller and Distributor shall, to the extent pertaining to the Nicholas-Applegate Funds, use reasonable best efforts to cause the Trust to operate their business only in the usual, regular and ordinary course and in accordance with past practice and, in the case of Seller and Distributor, to the extent pertaining to the Nicholas-Applegate Funds, conduct its business in a manner comporting with the standards of portfolio management and service quality heretofore met by it, and shall to the extent pertaining to the Nicholas-Applegate Funds use its reasonable best efforts to preserve intact its business organization and assets and maintain its rights, franchises and business and customer relations necessary to run such portion of its business as currently run. Subject to the authority of the Trustees of the Trust, from the date hereof until the Closing, Seller hereby covenants and agrees to use its reasonable best efforts to ensure that, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), except in connection with the transactions contemplated by this Agreement:

         (a) the Nicholas-Applegate Funds shall not incur any indebtedness for borrowed money, or issue or sell any debt securities or prepay any debt, except in the ordinary course of business consistent with prior practice;

         (b) the Nicholas-Applegate Funds shall not pledge or hypothecate any of their properties or assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

         (c) the Nicholas-Applegate Funds shall not, except where required in the exercise of their fiduciary obligations, have any action (other than in connection with the transactions contemplated hereby) taken by them, other than actions in the ordinary course of business, including, but not limited to, making any changes to the investment policies of any of the Series;

         (d) the Nicholas-Applegate Funds shall not forgive or cancel any debts or claims, or waive any rights except in the ordinary cause of business consistent with prior practice;

         (e) the Nicholas-Applegate Funds shall not enter into any agreement, commitment or other transaction, other than agreements entered into in the ordinary course of business consistent with prior practice;

         (f) the Trust shall not, except as may be required by applicable law and after notice to Purchaser, adopt, or amend in any material respect, any employment, collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of trustees of the Nicholas-Applegate Funds;

         (g) the Trust shall not, except such changes as may be proposed by Purchaser or as may be required by applicable law and after written notice to Purchaser, amend its Certificate of Trust or By-laws or any other organizational documents;

         (h) the Trust shall not change in any material respect its accounting practices, policies or principles, except as may be required by applicable law or generally accepted accounting principles and after notice to Purchaser;

         (i) the Nicholas-Applegate Funds shall not incur any liability or obligation (whether absolute, accrued, contingent or otherwise and whether direct or as guarantor or otherwise with respect to the obligations of others), except in the ordinary course of business consistent with past practice or as otherwise permitted hereunder;

         (j) Seller, the Distributor and Nicholas-Applegate Funds shall not make any material changes in policies or practices relating to selling practices or other terms of sale or accounting therefor or in policies of employment unless required by applicable law or generally accepted accounting principles and after notice to Purchaser;

         (k) the Nicholas-Applegate Funds shall not enter into any type of business not conducted as of the date of this Agreement or create or organize any subsidiary or enter into or participate in any joint venture or partnership;

         (l) the Nicholas-Applegate Funds shall not enter into any agreement or transactions or make any amendment or modification to any existing agreement outside of the ordinary course of business, unless required by applicable law or generally accepted accounting principles and after notice to Purchaser; or agree or commit to do any of the foregoing.

         (m) no Nicholas-Applegate Fund shall take any action that could be reasonably expected to affect its ability to qualify as a "regulated investment company" under Subchapter M of the Code. The Transferred Series shall not knowingly take any action that could reasonably be expected to affect the tax-free status of the Transfer, except as necessary to meet its obligations under Section 4.2.

         4.2 Redemption of Institutional Assets of Nicholas-Applegate Funds. Seller and Distributor agree to take all lawful steps necessary so that no shares of the class of any series designated as "Institutional Shares" (or "I") are outstanding as of the Closing

Date. Towards this end, Seller and Distributor shall have the right to (a) solicit shareholders of the I shares of the series between this date and the date of the Closing to redeem their I shares and invest the proceeds in portfolios organized by Seller other than the Nicholas-Applegate Funds, or in other accounts managed by Seller; (b) to reorganize the I shares so that they are no longer a class of any series of the Trust; or (c) to merge the I shares into series of another trust advised by Seller. As between Seller and Purchaser, Seller shall be responsible and liable for all expenses, losses, and costs related to such solicitation or other means utilized by Seller and Distributor to effectuate the removal of the Institutional Shares. Seller and Distributor covenant and agree that any solicitation efforts shall be conducted in compliance with reasonable industry practices and in compliance with applicable laws.

         4.3 Consents and Approvals. Subject to the terms and conditions herein provided, each of the parties hereto agrees to cooperate with the other and use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under all applicable laws, regulations and contractual arrangements to consummate and make effective the transactions contemplated by this Agreement. The parties hereto covenant and agree to take no action, and Seller hereby covenants and agrees to use its reasonable best efforts to prevent the Trust, subject to the authority of the Board of Trustees of the Trust, from taking any action (i) which would render any of the representations and warranties contained herein untrue in any material respect at and as of the Closing Date, or (ii) which would materially and adversely affect the ability of the parties to satisfy any of the conditions set forth in Article VII hereof.

                                    ARTICLE V
                     COMPLIANCE WITH FEDERAL SECURITIES LAWS

         5.1  Cooperation  in  Obtaining   Necessary   Approvals  to  Consummate
Intentions of Parties.

         (a) In anticipation of the Closing, and thereafter as necessary, the parties hereto shall cooperate, in a manner in compliance with the Investment Company Act, with one another to obtain the following approvals:

                  (i) for the Nicholas-Applegate Funds to enter into an investment management agreement with PII in substantially the form attached hereto as Exhibit 5.1(a)(i) (the "New Advisory Agreement"). Seller agrees, in a manner in compliance with the Investment Company Act, to use its best efforts to induce the Trust to call a meeting of its Board of Trustees and a meeting of the shareholders of each of the Series to consider and approve the New Advisory Agreement.

                  (ii) for PII to enter into a sub-advisory agreement with Seller in substantially the form attached hereto as Exhibit 5.1(a)(ii) (the "Sub-Advisory Agreement"). Seller agrees, in a manner in compliance with the Investment Company Act, to use its best efforts to induce the Trust to call a meeting of its Board of Trustees and a meeting of its shareholders of the Sub-Advised Series to consider and approve the entering by the Sub-Advised Series into the Sub-Advisory Agreement. Purchaser agrees, in respect of each Series, that after Closing and until payment of the Deferred Purchase Price for that Series, Purchaser will, in a manner in compliance with the Investment Company Act, to use its reasonable best efforts to cause Seller to be paid a subadvisory fee for each Sub-Advised Series equal to 50% of its then effective annual advisory fee for each such Series (after fee waivers and expense limitations are accounted for);

                  (iii) subject to Section 6.12, for each of the Transferred Series to approve a transfer of all their assets and liabilities to an investment company or series thereof for which PII serves as investment adviser and that has investment policies that are compatible with those of the Transferred Series (such investment company or series the "PII Acquiring Fund" and such transaction, referred to previously as the "Transfer"). Subject to Section 6.12, Seller agrees, in a manner in compliance with the Investment Company Act, to use its best efforts to induce the Trust to call a meeting of its Board of Trustees and a meeting of the shareholders of the Transferred Series to consider and approve the Mergers.

                  (iv) for the Nicholas-Applegate Funds to take such actions as may be necessary to cause the Board of Trustees of the Trust to be reconstituted consistent with the agreement of the parties. Seller covenants and agrees in a manner in compliance with the Investment Company Act to use its best efforts to induce the Trust to call a meeting of its Board of Trustees and a meeting of the shareholders of the Trust for the purpose of appointing and electing the trustees selected by the parties.

                  (v) for the Nicholas-Applegate Funds to enter into a Expense Limitation Agreement with PII and Seller in substantially the form attached hereto as Exhibit 5.1(a)(v).

         (b) If the Board of Trustees of the Trust approves the items specified in Section 5.1(a)(i) and (ii), above, Seller shall assist the Trust to prepare and file with the SEC as soon as is reasonably practicable any proxy materials relating to the transactions contemplated by this Agreement that are required to be prepared and filed (the "Proxy Statement"). Seller covenants and agrees that any material provided by Seller or the Trust that is included in the Proxy Statement shall comply as to form in all material respects with all applicable requirements of federal securities laws and shall be accurate and complete and not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. Seller shall assist, in a manner in compliance with the federal securities laws and other applicable law, in the solicitation of proxies for the required shareholder meetings and shall use its reasonable best efforts to obtain approval from the shareholders and the Board of Trustees of the Trust of the matters referred to herein. Purchaser covenants and agrees that any material provided by Purchaser, PII or PSI that is included in the Proxy Statement shall comply as to form in all material respects with all applicable requirements of federal securities laws and shall be accurate and complete and not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made, not misleading.

         (c) If the Board of Trustees of the Trust approves the items specified in Section 5.1(a)(iii) above, Seller shall assist the Trust and Purchaser shall assist the PII Acquiring Fund to prepare and file with the SEC as soon as is reasonably practicable any proxy/prospectus materials relating to the Transfers contemplated by this Agreement that are required to be prepared and filed (the "Proxy/Prospectus"). Seller covenants and agrees that any material provided by Seller or the Trust that is included in the Proxy/Prospectus shall comply as to form in all material respects with all applicable requirements of federal securities laws and shall be accurate and complete and not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. Purchaser covenants and agrees that any material provided by Purchaser or the PII Acquiring Fund that is included in the Proxy/Prospectus shall comply as to form in all material respects with all applicable requirements of federal securities laws and shall be accurate and complete and not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. Seller shall assist, in a manner in compliance with the federal securities laws and other applicable law, in the solicitation of proxies for the required shareholder meetings to approve the Transfers and shall use its reasonable best efforts to obtain approval from the shareholders and the Board of Trustees of the Trust of the matters referred to herein. Purchaser shall be responsible and liable for all expenses, losses and costs related to the consummation of the Transfers except those expenses, losses and costs incurred by Seller in providing information for the Proxy/Prospectus and otherwise complying with this
Section 5.1.

         5.2 Required Fund Actions. Seller shall use its reasonable best efforts, in a manner in compliance with the Investment Company Act, to induce the Board of Trustees of the Trust, to approve, with respect to each of the
Series:

         (a) entering into an Interim Distribution Agreement (as complies with the Investment Company Act) with PSI in substantially the form attached hereto as Exhibit 5.2(a) (the "Interim Distribution Agreement"), to commence upon the date of this Agreement or as provided in its terms.

         (b) entering into a written distribution agreement (as complies with the Investment Company Act) with PSI in substantially the form attached hereto as Exhibit 5.2(b) (the "New Distribution Agreement") with respect to each of the Series other than the Transferred Series, to commence upon termination of the Interim Distribution Agreement; and in connection therewith, changing the names of the Nicholas-Applegate Funds to such names as may be requested by Purchaser; and

         (c) entering into such written fund service agreements (as comply with the Investment Company Act) as may be necessary to replace fund service agreements in existence prior to Closing, provided, however, that the terms of the replacement fund service agreements shall not be any more burdensome to the Nicholas-Applegate Funds in any material respect than the current agreements unless otherwise agreed to by Seller.

         5.3 Section 15(f).

         (a) Seller and Purchaser intend to structure and complete the transactions contemplated by this Agreement, and Purchaser intends thereafter to conduct the affairs of the Nicholas-Applegate Funds, in such a manner as to obtain the benefits and protections of Section 15(f) of the Investment Company Act.

         (b)  Purchaser, PII and PSI covenant and agree to:

                  (i) use best efforts to comply with, and use best efforts to cause the Nicholas-Applegate Funds to comply with, the provisions contained in Section 15(f)(1)(A) of the Investment Company Act for the period specified therein. For this purpose, "best efforts" shall mean Purchaser, PII and PSI:


                           (A) causing to be distributed to the Trustees of the Nicholas-Applegate Funds on at least an annual basis, a questionnaire containing questions reasonably designed to elicit information pertaining to the status of such Trustees as "interested persons" (for purposes of Section 15(f)(1)(A) of the
                                    Investment   Company  Act)  of  PII  or  its
                                    Affiliates, or of the predecessor investment
                                    adviser to the Series (including "interested
                                    persons"   of  Seller  or  its   Affiliates)
                                    (collectively, the "Relevant Entities");


                           (B) requesting Trustees to promptly notify PII of any change in their status under Section 15(f)(1)(A) of the Investment Company Act;

                           (C) at such time as they learn of a change in the status of a Trustee that would cause more than 25% of the members of the Board of Trustees of Nicholas-Applegate Funds to be "interested persons" of Relevant Entities, taking reasonable steps to correct such situation as promptly as practicable, including causing any Trustees affiliated with PII or any of its Affiliates to resign from the Board to the extent required to correct such situation;

                           (D) obtaining the agreement of any transferee of all or a portion of the business of PII to comply with provisions substantially identical to the provisions of this Section 5.3(b); and

                           (E) taking such additional steps (which shall not require the incurrence of any out-of-pocket expenses by Purchaser or its Affiliates) as Seller may from time to time reasonably request in writing in connection with compliance with Section 15(f)(1)(A) of the Investment Company Act.

         (c) Purchaser, PII and PSI covenant and agree to use best efforts to comply with, and use best efforts to cause each Series to comply with, the provisions contained in Section 15(f)(1)(B) of the Investment Company Act for the period specified therein. In connection therewith, Purchaser, PII and PSI will obtain the agreement of any transferee of all or a portion of the business of PII to comply with provisions substantially identical to the provisions of this Section 5.3(c).

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1 Current Information.

         (a) Seller or Distributor (as the case may be) will promptly notify Purchaser of any material change in the normal course of the business of the Nicholas-Applegate Funds or of any complaints from a governmental or regulatory authority or a self-regulatory body, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of any litigation that comes to its attention which would, in any manner, challenge, prevent, alter or materially delay any of the transactions contemplated hereby, and Seller or Distributor (as the case may be) will keep Purchaser fully informed with respect to any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Seller or Distributor prior to the date hereof, of any of the representations, warranties or covenants of Seller or Distributor contained in or referred to in this Agreement or any Schedule or Exhibit referred to in this Agreement, in which case Seller or Distributor (as the case may be) shall give detailed written notice thereof to Purchaser and Seller or Distributor (as the case may be) shall use its reasonable best efforts to prevent or promptly remedy the same. Seller will also notify Purchaser of the status of regulatory applications, third party consents, shareholder approvals and registration amendments required pursuant to Article V hereof.

         (b) Purchaser will promptly notify Seller and Distributor of (i) any complaints from a governmental or regulatory authority or a self-regulatory body, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of any litigation that comes to its attention with respect to Purchaser which would, in any manner, challenge, prevent, alter or materially delay any of the transactions contemplated hereby, and Purchaser will keep Seller and Distributor fully informed with respect to such events; (ii) any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Purchaser prior to the date hereof, of any of the representations, warranties or covenants of Purchaser contained in or referred to in this Agreement or any Schedule or Exhibit referred to in this Agreement, in which case Purchaser shall give detailed written notice thereof to Seller and Distributor and Purchaser shall use its reasonable best efforts to prevent or promptly remedy the same; and (iii) the status of regulatory applications, third party consents, shareholder approvals and registration amendments required pursuant to Article V hereof.

         6.2 Access. Seller shall upon reasonable notice afford to Purchaser and its representatives such access during normal business hours throughout the period prior to the Closing Date to counsel and the accountants to the Trust, any books and records included in the Assets and the Trust's books, records, properties, and to such other information as Purchaser may reasonably request, provided such access does not unreasonably interfere with the business of Seller and the Trust.

         6.3 Information. Purchaser shall hold, and shall cause its respective partners, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, the "Information") concerning Seller and Distributor or, during the period from the date hereof until the Closing Date, the Trust (or, if required under a contract with a third party, such third party) furnished to Purchaser by Seller, Distributor or the Trust or their respective representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by such party on a non-confidential basis, (b) in the public domain through no fault of Purchaser or its employees or agents or (c) later lawfully acquired from other sources by the party to which it was furnished), and Purchaser shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors and, to the extent permitted above, regulatory authorities. In the event of the termination of this Agreement, Purchaser shall return or destroy all information furnished to it and its representatives and all analyses, compilations, data, studies or other documents prepared by them or their representatives containing or based in whole or in part on any such furnished information or reflecting Purchaser's review of the Nicholas-Applegate Funds.

         6.4 Qualification of the Nicholas-Applegate Funds. Subject to the authority of the Board of Trustees of the Trust, up to and until the Closing Date Seller will use its reasonable best efforts to cause the Nicholas-Applegate Funds to take no action (i) that would prevent each Series from qualifying as a "regulated investment company", within the meaning of Section 851 of the Code, or (ii) that would be inconsistent with each

Series' prospectus and other offering, advertising and marketing materials. The provisions of this Section 6.4 shall not apply to the Transfer.

         6.5 Press Releases, Etc.. Up to and until the Closing Date, Purchaser, Seller and Distributor will consult with each other as to the form, substance and timing of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby and no such press release or other public disclosure shall be made without the consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that the parties may make such disclosures as are required by law after making reasonable best efforts in the circumstances to consult in advance with the other parties.

         6.6 Administrative Fees and Other Expenses of the Nicholas-Applegate Funds.

         (a) For a period of two years from the Closing Date, Purchaser covenants and agrees that neither it nor its Affiliates (as defined herein) will directly or indirectly charge the Nicholas-Applegate Funds fees for the provision of administrative services.

         (b) For a period of two years from the Closing Date, Purchaser covenants and agrees that neither it nor its Affiliates (as defined herein) will increase any fees charged to the Nicholas-Applegate Funds, except to the extent not prohibited by Section 15(f) of the Investment Company Act. Purchaser may increase sales charges on any class to the extent necessary to conform with sales charges on the same class of other mutual funds managed by PII.

         (c) For a period of two years from the Closing Date, Purchaser covenants and agrees that its Affiliates (as defined herein) and it will maintain the limits on operating expenses shown on Schedule 6.6(c) hereto.

         (d) To the extent Purchaser or an Affiliate enters into agreement with a Sub-Advised Series to seek recoupment of expenses that are waived or reimbursed, Purchaser and Seller will share equally any recoupment of such fee waivers, fund subsidies or expense reimbursements collected from the Sub-Advised Series after the Closing Date through the date of termination of the Sub-Advisory Agreement. Purchaser will promptly pay Seller its share of such reimbursements. Purchaser does not presently intend to collect reimbursements related to fee waivers incurred prior to Closing.

         "Affiliate" shall mean with respect to any person or entity (the "first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" means the possession, directly or indirectly, of the power to (a) vote twenty-five percent (25%) or more of the outstanding voting securities of such person or entity, or (b) otherwise direct the management or policies of such person or entity by contract or otherwise.

         6.7      Rule 12b-1 Fees.

         (a)  Purchaser, PII and PSI agree:

                  (i) to use reasonable best efforts so long as any Class B shares of the Series outstanding at the Closing remain outstanding, including Other Shares (as defined herein), to cause there to be no decrease in the rate of 12b-1 fees, as listed on Schedule 6.7 hereto, paid by any Series with respect to assets attributable to Class B shares of such Series outstanding at the Closing;

                  (ii) so long as any Class B shares of the Series outstanding at the Closing remain outstanding, including Other Shares, to pay to Seller or, in Seller's discretion, its assignee, the 12b-1 fees paid by any Series with respect to assets attributable to Class B shares of such Series outstanding at the Closing;

                  (iii) that Seller or, in Seller's discretion, its assignee, shall be entitled to receive all contingent deferred sales charges paid at any time after the Closing with respect to Class B shares of the Series outstanding at the Closing and that, except as otherwise permitted in accordance with arrangements described in the prospectus, such sales charges shall not be waived without the consent of Seller;

                  (iv) that Seller acknowledges that the obligations of Purchaser, PII and PSI with respect to 12b-1 fees pursuant to this Section 6.7 are subject to the existence of a plan pursuant to Rule 12b-1 of the Investment Company Act, and no payments of 12b-1 fees would be required upon termination of a plan pursuant to Rule 12b-1 of the Investment Company Act by the Board of Trustees of Nicholas-Applegate Funds or termination of the New Distribution Agreement by the Trust. Seller acknowledges that the obligations of Purchaser, PII and PSI pursuant to this Section 6.7(a) are subject to the receipt of such fees by PSI or its assignee from a Series.

                  (v) that Seller and its Affiliates will not be responsible for providing any financing for Purchaser or its Affiliates with respect to sales of any class of shares of the Series following the Closing. Seller and Purchaser intend to coordinate and cooperate to approach a third party to investigate:

                  (A) the availability and pricing of a financing facility with such third party for Purchaser with respect to sales of Class B shares of the Series to be made following the Closing; and

                  (B) the possible assignment by the Seller to such third party of the right to receive (I) the 12b-1 fees paid following the Closing with respect to assets attributable to Class B shares of the Series outstanding at the Closing, and (II) the contingent deferred sales charges paid following the Closing with respect to Class B shares of the Series outstanding at the Closing; in the event the Seller assigns the rights described in this clause (B) to such a third party, Purchaser agrees to promptly remit to the Seller the portion of the proceeds of such assignment received by Purchaser or its Affiliates (if any) attributable to the Seller's rights assigned to such third party.

         (vi) Purchaser and its Affiliates agree to cooperate with the Seller in all reasonable respects in connection with the Seller's assignment to a third party or retention of its rights to receive the 12b-1 fees and the contingent deferred sales charges described in this Section 6.7(a), including without limitation providing representations, warrants and covenants customarily provided in connection with such an assignment or retention of such rights.

         (b) PSI and Purchaser agree that so long as any Class B shares of the Funds outstanding at the Closing remain outstanding, including Other Shares, to use reasonable best efforts to cause brokers receiving trail commissions with respect to assets attributable to shares of the Nicholas-Applegate Funds outstanding at the Closing to continue receiving such commissions at the same rates as in effect at the Closing (as described in the prospectus) for so long as such assets remain invested in the Nicholas-Applegate Funds but only to the extent the shareholder services fees under the 12b-1 plan received by PSI are sufficient to pay such 12b-1 trail commissions.

         (c) In the event that any of the Funds are merged into other funds, or otherwise recognized such that any such Fund is not the survivor of such merger or reorganization, the provisions of Section 6.7(a) and 6.7(b) shall be deemed to apply to such successor fund.

         Each of the parties shall be responsible for all expenses, losses and costs incurred by it in accordance with Section 6.7(a)(v) and (vi); provided, however, that Seller shall pay any reasonable attorneys' fees incurred by Purchaser and its Affiliates not to exceed a maximum amount of $50,000. For purposes of this Section 6.7, "Other Shares" shall be defined as shares into which such outstanding Class B shares are exchanged and shares issued upon reinvestment of any dividends declared on Class B shares outstanding on the Closing Date, as reasonably estimable. To the extent the 12b-1 plan and/or shareholder servicing agreement is amended, the parties agree to construe this
Section 6.7 in the same manner as intended to be applied to the current plans.

         6.8 Performance Records of Sub-Advised Series. Purchaser and PII agree that Seller may, to the extent permissible under applicable law, use after the Closing Date the performance records of any Sub-Advised Series following the Closing Date but only with respect to performance during the period that the Sub-Advisory Agreement remains in effect for such Series. Seller agrees that Purchaser or its Affiliates may, to the extent permissible under applicable law, use after the Closing Date the performance records of any Sub-Advised Series earned prior to the Closing Date for so long as the Sub-Advisory Agreement remains in effect for such Series.

         6.9 Resale Penalty. If, within one year following the Closing Date, Purchaser enters into an agreement requiring it to seek shareholder consent to assign to a third party the right to advise or distribute any Sub-Advised Series, whether or not still sub-advised by Seller at that time, Purchaser shall promptly pay a fee to Seller in immediately available funds of $4,000,000.

         6.10 Non-Competition. Except for any existing advisory and sub-advisory relationships to the series of investment companies as set forth on Schedule 6.10, until the second anniversary of the Closing, neither Seller nor any of its Affiliates will serve or act as an investment adviser or sub-adviser to any open-end investment company registered under the Investment Company Act or series thereof (i) having investment objectives substantially similar to those of any of the Sub-Advised Series for which Seller then serves as sub-adviser and
(ii) whose shares are offered through distribution channels directed primarily to U.S. retail investors. Notwithstanding the foregoing, Seller may distribute on a non-retail basis and/or act as adviser or sub-adviser to open-end mutual funds in the institutional 401(k) market, so long as all classes of shares of such funds carry no 12b-1 fees, loads or shareholder service fees in excess of 0.25%. "Institutional 401(k) market" shall mean the market comprised of institutions which desire to utilize one or more of Seller's funds as a 401(k) investment option, as well as the 401(k) "Taft Hartley" market covered by the agreement between Seller and Trust Fund Advisors.

         6.11 Road Shows. For a total of not more than four days in any calendar year, the Seller will make available in Phoenix, Arizona one or more of its senior investment personnel sufficiently conversant with matters pertaining to each of the Sub-Advised Series for the purpose of either attending a meeting of the Board of Trustees of the Trust or making such presentations to dealers and potential dealers as may regard matters pertaining to each Sub-Advised Series. It is understood that Seller shall not be required to make available more than one representative for each Sub-Advised Series and that one person may act as a representative for one or more than one Sub-Advised Series so long as such representative is sufficiently conversant with matters pertaining to the relevant Series for which he or she is acting as representative. The Purchaser or PSI shall reimburse the Seller for the reasonable out-of-pocket expenses incurred by the Seller in making such senior representatives available and shall provide reasonable advance notice to the Seller of each meeting or presentation.

         6.12 Transferred Series. Purchaser agrees to use its reasonable best efforts to induce the investment company managed by PII that plans to assume the assets of the Transferred Series to obtain an opinion of counsel to the investment company that the Transfer constitutes a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code, dated as of the closing of the Transfer. In the event that such opinion cannot be obtained, Purchaser agrees to treat the Transferred Series as a Stand-Alone Series hereunder.


                                   ARTICLE VII
                                   CONDITIONS

         7.1 Conditions to Each Party's Obligations to Consummate. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

         (a) Regulatory Approvals. The transactions contemplated by this Agreement shall have been approved by all federal, state, foreign or local governmental or regulatory authorities or self-regulatory bodies, the approval of which is required to permit consummation thereof, without the imposition of any condition or requirement of any commitment which is reasonably likely to have a Purchaser Material Adverse Effect or Seller Material Adverse Effect (as the case may be) with respect to any of the parties hereto; and all waiting periods arising under applicable law shall have duly lapsed or been terminated.

         (b) No Orders. None of Purchaser, PII, PSI, Seller, Distributor or any Series shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement.

         (c) Litigation. No action or proceeding shall have been instituted or threatened by any court, governmental body, self-regulatory body or other person or entity and remain pending before any court, governmental body or self-regulatory body or be threatened, to restrain or prohibit or to recover damages in respect of any or all of the transactions contemplated by this Agreement; nor shall any governmental body or other person or entity have notified any party to this Agreement or any of its affiliates that consummation of any or all of the transactions contemplated by this Agreement would constitute a violation of the laws of any jurisdiction or that it intends to commence any action or proceeding to restrain or prohibit or to recover damages in respect of any or all of the transactions contemplated by this Agreement, unless such governmental body or other person or entity shall have withdrawn such notice and abandoned such action or proceeding.

         (d) Consents. All consents or approvals of the Boards of Trustees of the Trust and the shareholders of the Nicholas-Applegate Funds that are required to be obtained in connection with the transactions contemplated hereby, including those specified in Article V, shall have been obtained.

         7.2 Conditions to Obligation of Purchaser to Consummate. The obligation of Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of the following additional conditions:

         (a) Representations and Warranties. Each of the representation and warranties of Seller and Distributor contained in this Agreement and in any Schedule or Exhibit attached hereto shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date (it being understood that representations and warranties that speak as of a specified date shall continue to speak as of the date specified), and Purchaser shall have received a signed certificate of each of Seller and Distributor to that effect.

         (b) Performance of Obligations. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Purchaser shall have received a signed certificate of Seller to that effect.

         (c) Opinion of Counsel to Seller and Distributor. Purchaser shall have received the opinion of Paul Hastings Janofsky & Walker LLP, counsel to Seller and Distributor, or other counsel reasonably acceptable to Purchaser, dated the Closing Date, addressed to Purchaser substantially in the form set forth in
Exhibit 7.2(c).

         (d) Opinion of Counsel to the Trust and the Nicholas-Applegate Funds. Purchaser shall have received the favorable opinion of Paul Hastings Janofsky & Walker LLP, counsel to the Trust and the Nicholas-Applegate Funds, dated the Closing Date, addressed to Purchaser substantially in the form set forth in
Exhibit 7.2(d).

         (e) Nicholas-Applegate Funds Trustees. All of the persons recommended by Purchaser to serve as Trustees of the Nicholas-Applegate Funds shall have been elected by the stockholders of each respective Series.

         (f) Delivery. Seller and/or Distributor (as the case may be) shall have executed and delivered to Purchaser the following:

                  (i) certified copies of resolutions of the partners of Seller and Distributor authorizing the execution of this Agreement and each of the agreements, documents and instruments contemplated hereby to which Seller and/or Distributor is a party;

                  (ii) a copy of the Certificate of Limited Partnership of Seller and Distributor;

                  (iii) true, correct and complete copies of each of the agreements, documents and instruments contemplated hereby to which Seller and/or Distributor is a party, and all agreements, documents, instruments and certificates delivered or to be delivered in connection therewith by Seller and/or Distributor, including evidence of termination of such agreements between Seller and/or Distributor and the Trust, with respect to the Nicholas-Applegate Funds, where applicable to consummate the transactions contemplated by this Agreement;

                  (iv) a certificate of the Secretary of Seller on behalf of Seller certifying that the resolutions and Certificate of Limited Partnership provided for in paragraphs (i) and (ii) above pertaining to Seller are in full force and effect and have not been amended or modified, and that the officers of Seller are those persons named in the certificate;

                  (v) a certificate of the Secretary of Distributor on behalf of Distributor certifying that the resolutions and Certificate of Limited Partnership provided for in paragraphs (i) and (ii) above pertaining to Distributor are in full force and effect and have not been amended or modified, and that the officers of Distributor are those persons named in the certificate;

                  (vi)  all  bills  of  sale,   deeds,   assignments  and  other
instruments of transfer referenced herein which are necessary to transfer the Assets; and

                  (vii) such other certificates and documents as are required hereby or are reasonably requested by Purchaser.

         (g) Material Adverse Change. Since the date of this Agreement, there shall have been no event or condition or events or conditions which, either individually or in the aggregate, has had or could reasonably be expected to have a Seller Material Adverse Effect, and Purchaser shall be provided with a certificate from the President of each of Seller and Distributor to that effect at the Closing.

         (h) Further Assurances. Purchaser shall have received such other certificates and instruments signed by Seller and/or Distributor as Purchaser may reasonably request to consummate the transactions contemplated hereby.

         7.3 Conditions to Obligation of Seller and Distributor to Consummate. The obligation of Seller and Distributor to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of the following additional conditions:

         (a) Representations and Warranties. Each of the representations and warranties of Purchaser, PII and PSI contained in this Agreement and in any Schedule or Exhibit attached hereto, shall be true and correct in all material respects as of the Closing as though made at and as of the Closing (it being understood that representations and warranties that speak as of a specified date shall continue to speak as of the date so specified), and Seller and Distributor shall have received a signed certificate of Purchaser to that effect.

         (b) Performance of Obligations. Purchaser, PII and PSI shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing, and Seller and Distributor shall have received a signed certificate of Purchaser to that effect.

         (c) Delivery. Purchaser shall have executed and delivered to Seller the following:

                  (i) certified copies of resolutions of the board of directors and, to the extent necessary, stockholders of Purchaser, PII and PSI authorizing the execution of this Agreement, and each of the agreements, documents and instruments contemplated hereby to which Purchaser is a party;

                  (ii) a copy of the Amended and Restated Certificate of Incorporation of Purchaser, and the Amended and Restated Certificate of Incorporation of each of PII and PSI, each of which is certified as of a recent date by the Secretary of State of the State of Delaware;

                  (iii) true, correct and complete copies of each of the agreements, documents and instruments contemplated hereby to which Purchaser, PII or PSI is a party, and all agreements, documents, instruments and certificates delivered or to be delivered in connection therewith by Purchaser, PII or PSI;

                  (iv) a certificate of the Secretary of each of Purchaser, PII and PSI on behalf of Purchaser, PII or PSI (as the case may be) certifying that the resolutions, Amended and Restated Certificates of Incorporation, and By-laws provided in paragraphs (i) and (ii) above are in full force and effect had have not been amended or modified, and that the officers of each entity are those persons named in the certificate;

                  (v) the Purchase Price to be delivered as consideration at the Closing Date pursuant to Section 1.4 hereof; and

                  (vi) such other certificates and documents as are required hereby or are reasonably requested by Seller.

         (d) Opinion of Counsel to Purchaser, PII and PSI. Seller shall have received the opinion of Bryan Cave LLP, counsel to Purchaser, PII and PSI, dated the Closing Date, addressed to Seller, Distributor and the Trust, substantially in the form set forth in Exhibit 7.3(d).

         (e) Material Adverse Change. Since the date of this Agreement, there shall have been no event or condition, or events or conditions, which, either individually or in the aggregate, has had or could reasonably be expected to have a Purchaser Material Adverse Effect, and Seller and Distributor shall be provided with a certificate from the President of Purchaser to that effect at the Closing.

         (f) Further Assurances. Seller and Distributor shall have received such other certificates and instruments signed by Purchaser as Seller and Distributor shall reasonably request.

         (g) Schwab Contract. PSI shall have assumed the obligations of the Distributor pursuant to the terms of the Services Agreement dated as of September 14, 1995 among Charles Schwab & Co., Inc., Distributor and the Trust and the Operating Agreement dated as of the same date between the same parties.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 Indemnification. (a) Seller and Distributor shall indemnify and hold Purchaser, PII and PSI and their respective subsidiaries and Affiliates (including persons serving as directors, officers, registered representatives, members, employees or controlling persons thereof, and their respective successors and assigns, each a "Purchaser Indemnified Party" and collectively, the "Purchaser Indemnified Parties"), harmless from and against all liabilities, demands, claims, actions or causes of action, assessments, losses (including, but not limited to, diminution in value), fines, penalties, costs (including, but not limited to, reasonable attorneys' and expert witness fees), taxes, damages and expenses, including, without limitation, those asserted by any federal, state, local or foreign governmental entity, third party, or former or present employee of any kind or nature whatsoever (any and all of the foregoing being referred to as "Losses" or individually a "Loss"), sustained by Purchaser, PII, PSI, any such director, trustee, officer or controlling person or their respective successors or assigns to the extent any such Loss arises out of or by virtue of (i) any breach of a representation or warranty made by Seller and Distributor herein; (ii) any liability incurred by PSI pursuant to distribution services provided to the Nicholas-Applegate Funds or Distributor in respect of the Nicholas-Applegate Funds as of the date of this Agreement through and including the Closing Date arising in connection with the use of any materials prepared by Seller or Distributor, or written information provided by such parties, or arising from an untrue statement of a material fact in the prospectus or registration statement for any of the Nicholas-Applegate Funds or an omission to state a material fact required to be stated therein or necessary to make a statement therein, in light of the circumstances under which it was made, not misleading, except insofar as such untrue statements or omissions were made in reliance upon information furnished by Purchaser, PII or PSI in writing for use in such documents; or (iii) any failure to perform any covenant or agreement of Seller herein; provided, however, that except as set forth below, such indemnification shall not apply to any Claim (as defined below) for which notice pursuant to Section 8.2 has not been received by an indemnifying party on or before the date (W) on which the applicable statute of limitations expires with respect to Losses that arise out of or by virtue of (i), (ii) or (iii) of this
Section 8.1 and relate to Taxes; (X) on which the applicable statute of limitations expires with respect to Losses that arise out of or by virtue of
(i), (ii), or (iii) of this Section 8.1 and relate to Section 15(f) of the Investment Company Act; (Y) six months following the date on which the covenants specified in Sections 6.6, 6.7 and 6.9 expire for any Losses pertaining to any failure to perform such covenants; provided, however that Losses incurred following the second anniversary of the Closing Date pertaining to this section
(Y) shall not include any consequential damages; and (Z) that is the second anniversary of the Closing Date for all other Losses except Losses pertaining to any failure to perform any covenant specified in Section 6.6, 6.7 and 6.9, (each an "Indemnification Cut-Off Date"). In the event Seller and Distributor or any of their respective successors or assigns (X) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (Y) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Seller and Distributor as the case may be assume the obligations set forth in this Section 8.1(a).

         (b)   Purchaser,   PII  and  PSI  shall   indemnify  and  hold  Seller,
Distributor, the Trust and their respective Affiliates and subsidiaries (including persons serving as directors, officers, registered representatives, members, employees or controlling persons thereof, and their respective successors and assigns, each a "Seller Indemnified Party" and collectively, the "Seller Indemnified Parties"), harmless from and against all Losses sustained or incurred by Seller, Distributor or by the Trust, any such director, trustee officer or controlling person or their respective successors or assigns to the extent any such Loss arises out of or by virtue of (i) any breach of a representation or warranty made by Purchaser herein; (ii) any failure to perform any covenant or agreement of Purchaser herein; and (iii) any misleading statements or representations concerning the Nicholas-Applegate Funds (other than statements or representations contained in the Nicholas-Applegate Funds' current Prospectuses and Statements of Additional Information or any other written material Seller or Distributor has provided to Purchaser, PII or PSI relating to the Nicholas-Applegate Funds) made by PSI or its employees or the wrongful conduct of PSI in connection with services rendered under the Interim Distribution Agreement provided, however, that except as set forth below, such indemnification shall not apply to any Claim (as defined below) for which notice pursuant to Section 8.2 has not been received by Purchaser on or before the respective Indemnification Cut-Off Date to which the Losses pertain.

         In the event Purchaser or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Purchaser assume the obligations set forth in this Section 8.1(b).

         8.2      Claims Procedures.

         (a) An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder (a "Claim"). If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereto to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within twenty (20) business days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense.

         (b) The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of each indemnified party, which consent shall not be unreasonably withheld or delayed) as long as the indemnifying party is conducting a good faith and diligent defense. Each indemnified party shall at all times have the right to participate fully in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include either both the indemnifying party and/or one or more indemnified parties and an indemnified party is reasonably advised by a third party lawyer that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, an indemnified party may engage separate counsel. If no such timely notice of intent to defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party with the consent of the indemnifying party which consent shall not be unreasonably withheld or delayed). In no circumstances shall the indemnifying party be required to pay the expenses of more than one counsel for the indemnified party. The indemnified party shall obtain the written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed) prior to compromising or settling such claim or liability. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

         (c) The indemnified party shall take all reasonable steps to mitigate all Losses, including, but not limited to, availing itself of any defenses, limitations, rights of contribution, claims against third parties and other rights at law (it being understood that any out of pocket costs reasonably paid to third parties in connection with such mitigation shall constitute Losses), and shall provide such evidence and documentation of the nature and extent of any Loss as may be reasonably requested by the indemnifying party.

         (d) An indemnifying party shall not, without the written consent (which shall not be unreasonably withheld or delayed) of the indemnified party or parties, settle or compromise any indemnifiable Losses or permit a default or consent to entry of any judgment unless the claimant and the indemnifying party provide to the indemnified party or parties an unqualified release from all liability in respect of the claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the indemnifying party notifies the indemnified party in writing of the indemnifying party's willingness to accept the settlement offer and make the entire payment required, and the indemnified party declines to accept such offer, the indemnified party may continue to defend such claim at its own expense, free of any participation by the indemnifying party, and the amount of any ultimate liability with respect to such indemnifiable claim that the indemnifying party has an obligation to pay hereunder shall be limited to the lesser of (i) the amount of the settlement offer that the indemnified party declined to accept or (ii) the aggregate Losses of the indemnified party with respect to such claim. If the indemnifying party makes any payment on any claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such claim.

         (e) Absent fraud or criminal activity, the remedies provided for in this Article VIII shall constitute the sole and exclusive remedy for any claims made for breach of the representations and warranties contained herein.

         8.3 Indemnification Limits. Except as otherwise provided in Section 8.2(e) and this Section 8.3, the parties shall not be liable for indemnification under this Article VIII for any Losses (i) unless and until the Claims (as defined herein) of the indemnified party exceed $250,000, at which time the indemnified party shall only be entitled to receive indemnification for all Losses in excess of $250,000 or (ii) for any amounts in the aggregate greater than $7,500,000; provided, however that such deductible and cap shall not apply to any Losses (W) that relate to Taxes, (X) that relate to Section 8.1(a)(ii) and (b)(iii), (Y) specified under Section 8.1(Y) or (Z) that relate to Section 15(f) of the Investment Company Act. Notwithstanding the foregoing, the maximum amount of indemnification payable by Purchaser, PII and PSI on the one hand, and Seller and Distributor on the other hand under the terms of this Article VIII shall not exceed the Purchase Price.

                                   ARTICLE IX
                                   TERMINATION

         9.1 Termination. At any time prior to the Closing Date, this Agreement may be terminated as follows:

         (a)  by mutual written consent of Seller and Purchaser;

         (b) by either Seller or Purchaser at any time after August 31, 1999 if the Closing shall not theretofore have occurred;

         (c) by either Seller or Purchaser in the event of the breach by the other party of (i) any representation or warranty contained herein or in any schedule or document delivered herewith which has resulted or is reasonably likely to result in a Material Adverse Effect with respect to the non-breaching party; or (ii) any agreement contained herein, which breach cannot be or has not been cured within 30 days after written notice to the party committing such breach;

         (d) by Purchaser or Seller, pursuant to written notice to the other party, if the conditions and approvals required under Article V and Article VII shall not have been satisfied at or prior to August 31, 1999; or if it has become reasonably certain that any of such approvals or conditions will not be satisfied at or prior to August 31, 1999;

         (e) by either Seller or Purchaser if any permanent injunction or action by any court or other governmental agency or body of competent jurisdiction enjoining, denying approval of or otherwise prohibiting consummation of any of the transactions contemplated by this Agreement shall become final and nonappealable;

         (f) at the election of Purchaser or Seller, if any litigation or judicial, governmental, administrative or arbitration or any investigation or governmental inquiry (collectively, "Action") shall have been instituted, or is known to be contemplated, or is threatened in writing: which is related to and could reasonably be expected to have a Purchaser Material Adverse Effect or Seller Material Adverse Effect, as applicable.

         9.2 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Article IX, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, provided that nothing herein will relieve any party from liability for any breach of this Agreement covered by Section 9.1(c) above or the provisions of Sections 6.3, 6.5 and 10.4.

                                    ARTICLE X
                               GENERAL PROVISIONS

         10.1 Notices. All notices and other communications hereunder shall be in writing and shall be given and deemed to have been duly received (i) on the date given if delivered personally or by telex or telecopy or (ii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to Purchaser, to:

         Mr. James M. Hennessy
         Executive Vice President
         Pilgrim America Capital Corporation
         Two Renaissance Square
         40 North Central Avenue, Suite 1200
         Phoenix, Arizona 85004-4424
         Telecopy:  602-417-8301

Copy to:

         Jeffrey S. Puretz, Esq.
         Dechert Price & Rhoads
         1775 Eye Street, N.W.
         Washington, D.C.  20005
         Telecopy:  (202) 261-3333

(b)      if to Seller, to:

         Nicholas-Applegate Capital Management
         600 West Broadway, 29th Floor
         San Diego, California 92101
         Attn:  E. Blake Moore
         Telecopy:  619-687-8138

Copy to:

         Raj Marphatia, Esq.
         Ropes & Gray
         One International Place
         Boston, Massachusetts  02110
         Telecopy:  617-951-7050



         10.2 Counterparts. This Agreement may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission) each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         10.3 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California without regard to its conflict of law principles, except to the extent federal law may apply.

         10.4     Expenses.

         (a) Except as specifically provided herein, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including attorney's fees.

         (b) Seller and Purchaser shall bear equally the costs and expenses pertaining to the printing, distribution and solicitation of all Proxy Statements for the Nicholas-Applegate Funds other than the Transferred Series, including attorneys' fees; provided, however, that Purchaser shall not bear any expenses pertaining to the redemption of the Institutional Class of shares and other activities described in Section 4.2 herein.

         (c) Purchaser shall bear the costs and expenses pertaining to the printing, distribution, and solicitation of all Proxy/Prospectuses for the Transferred Series, including attorney's fees.

         10.5 Waiver, Amendment. Any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time (including the structure of the transactions contemplated hereby, or any part thereof), by an agreement in writing among the parties hereto and executed in the same manner as this Agreement. Any waiver of any terms or conditions or of the breach of any covenant, representation or warranty of this Agreement in one instance shall not operate as or be deemed or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty, nor shall any failure or delay at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any provision hereof; provided, however, that no such waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance.

         10.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Nothing in this Agreement, other than Section 8.1 hereof, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         10.7 Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other parties. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns.

         10.8 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

         10.9  Waiver  of  Jury  Trial.   Each  of  the  parties  hereto  hereby
irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this agreement and for any counterclaim therein.

         10.10 License to Use Nicholas-Applegate Name. It is understood that Seller and its Affiliates own all right, title and interest in and to the name "Nicholas-Applegate

Capital Management," "Nicholas-Applegate" or any derivative thereof or logo associated with that name (the "Nicholas-Applegate marks"). Seller hereby grants to PII and its Affiliates and the Nicholas-Applegate Funds a non-exclusive and non-assignable license to use the Nicholas-Applegate marks in offering materials of the Nicholas-Applegate Funds, or in promotional, sales or other marketing materials with respect to the Nicholas-Applegate Funds. Purchaser, PII or PSI, on behalf of its Affiliates and the Nicholas-Applegate Funds, shall obtain the prior approval of Seller for the public release of any materials bearing the Nicholas-Applegate marks. The grant of license by Seller shall terminate automatically with respect to a particular Series upon termination of the
Sub-Advisory Agreement with respect to such Series. Upon termination of such Agreement, PII and its Affiliates shall immediately cease to use the Nicholas-Applegate marks with respect to that Series.

                                   ARTICLE XI

         11.1 Certain Defined Terms. The following terms used in this Agreement will have the meanings specified below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Action" has the meaning specified in Section 9.1(f).

         "Advisory Agreement" has the meaning specified in the Recitals to this Agreement.

         "Affiliate" has the meaning specified in Section 6.6(d).

         "Assets" has the meaning specified in Section 1.1(b).

         "Claim" has the meaning specified in Section 8.2(a).

         "Closing" has the meaning specified in Section 1.1.

         "Closing Date" has the meaning specified in Section 1.3(b).

         "Continuing Shares" has the meaning specified in Section 1.4(c).

         "Deferred Purchase Price" has the meaning specified in Section 1.5.

         "Distributor" has the meaning specified in the Preamble to this Agreement.

         "Distribution Agreement" has the meaning specified in the Recitals to this Agreement.

         "Encumbrances" has the meaning specified in Section 1.1(b).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Gross Annual Management Fee" has the meaning specified in Section 1.4(a).

         "Indemnification Cut-Off Date" has the meaning specified in Section 8.1(a).

         "Information" has the meaning specified in Section 6.3.

         "Interim Distribution Agreement" has the meaning specified in Section 5.2(a).

         "Investment Advisers Act" shall mean the Investment Advisers Act of 1940, as amended.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

         "Loss" has the meaning specified in Section 8.1(a).

         "Measurement Date" has the meaning specified in Section 1.4(a)(i).

         "Mutual Fund Agreements" has the meaning specified in Section 3.9(b).

         "Mutual Fund Financial Statement" has the meaning specified in Section 3.9(h).

         "NACM" shall mean Nicholas-Applegate Capital Management or Seller.

         "Net  Annual  Management  Fee" has the  meaning  specified  in  Section
1.4(a).

         "New  Advisory   Agreement"  has  the  meaning   specified  in  Section
5.1(a)(i).

         "New  Distribution  Agreement"  has the  meaning  specified  in Section
5.2(b).

         "Nicholas-Applegate Funds" has the meaning specified in the Recitals to this Agreement.

         "Nicholas-Applegate marks" has the meaning specified in Section 10.10.

         "Other Shares" has the meaning specified in Section 6.7.

         "PACC" shall mean Pilgrim America Capital Corporation or Purchaser.

         "PII" shall mean Pilgrim Investments, Inc.

         "PII Acquiring Fund" has the meaning specified in Section 5.1(a)(iii).

         "Preliminary  Purchase  Price"  has the  meaning  specified  in Section
1.8(a).

         "Proxy/Prospectus" has the meaning specified in Section 5.1(c).

         "Proxy Statement" has the meaning specified in Section 5.1(b).

         "PSI" shall mean Pilgrim Securities, Inc.

         "Purchase Date" has the meaning specified in Section 1.4(b)(ii).

         "Purchase Price" has the meaning specified in Section 1.4(a).

         "Purchased Shares" has the meaning specified in Section 1.4(b)(ii).

         "Purchaser"  has  the  meaning   specified  in  the  Preamble  to  this
Agreement.

         "Purchaser Indemnified Party" has the meaning specified in Section 8.1(a).

         "Purchaser  Material  Adverse  Effect"  has the  meaning  specified  in
Section 1.6.

         "Redeemed Shares" has the meaning specified in Section 1.4(b)(i).

         "Reorganization" has the meaning specified in Section 3.9(o).

         "Retail Assets" has the meaning specified in Section 1.4(d).

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Seller" shall mean Nicholas-Applegate Capital Management.

         "Seller Material Adverse Effect" has the meaning specified in Section 1.6.

         "Seller Indemnified Party" has the meaning specified in Section 8.1(b).

         "Series" has the meaning specified in the Recitals to this Agreement.

         "Stand-Alone Series" has the meaning specified in the Recitals to this Agreement.

         "Sub-Advised Series" has the meaning specified in the Recitals to this Agreement.

         "Sub-Advisory   Agreement"   has  the  meaning   specified  in  Section
5.1(a)(ii).

         "Taxes" has the meaning specified in Section 3.9(e).

         "Taxing Authority" has the meaning specified in Section 3.9(f).

         "Transfer" has the meaning specified in the Recitals and Section 5.1(a)(iii).

         "Transferred Series" has the meaning specified in the Recitals to this Agreement.

                            [CONTINUED ON NEXT PAGE]

         "Trust" has the meaning specified in the Recitals to this Agreement.

         "Trust Statements" has the meaning specified in Section 3.9(k).

         IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                            PILGRIM AMERICA CAPITAL CORPORATION


                       By:  _____________________________________
                            Name:
                            Title:


                            PILGRIM INVESTMENTS, INC.


                       By:  _____________________________________
                            Name:
                            Title:


                            PILGRIM SECURITIES, INC.

                       By:  _____________________________________
                            Name:
                            Title:





                            NICHOLAS-APPLEGATE CAPITAL MANAGEMENT

                       By:  _____________________________________
                            Name:
                            Title:


                            NICHOLAS-APPLEGATE SECURITIES


                       By:  _____________________________________
                            Name:
                            Title:

                                   SCHEDULE A


Nicholas-Applegate Small Cap Growth
Nicholas-Applegate Mid Cap Growth
Nicholas-Applegate Large Cap Growth
Nicholas-Applegate Emerging Countries
Nicholas-Applegate Worldwide Growth
Nicholas-Applegate International Small Cap Growth
Nicholas-Applegate International Core Growth
Nicholas-Applegate Convertible Fund

                                   SCHEDULE B

Nicholas-Applegate High Yield Fund

                                   SCHEDULE C

Nicholas-Applegate Balanced Growth Fund
Nicholas-Applegate High Quality Bond Fund




 .0.

                                      -68-